Exhibit 32

FIRST MARINER BANCORP

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                Pursuant to, and for purposes only of, 18 U.S.C. 1350, I, Edwin F. Hale, Sr., Chief Executive Officer of First Mariner Bancorp (the "Company") hereby certify that (i) the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2004 filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 17, 2004	/s/ Edwin F. Hale, Sr.
Edwin F. Hale, Sr.
Chief Executive Officer

FIRST MARINER BANCORP

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                Pursuant to, and for purposes only of, 18 U.S.C. 1350, I, Mark Keidel, Chief Financial Officer of First Mariner Bancorp (the "Company") hereby certify that (i) the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2004 filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 17, 2004	/s/ Mark Keidel
Mark Keidel
Chief Financial Officer